Exhibit 21
                                 MASCO CORPORATION
                             (a Delaware Corporation)

Subsidiaries (as of March 28, 1996, including discontinued operations)

                                                      Jurisdiction of
                                                       Incorporation
             Name                                     or Organization

Alsons Corporation                                        Michigan
American Metal Products Company                           Delaware
  A.M.P. Industrial Mexicana S.A. de C.V.                  Mexico
American Shower & Bath Corporation                        Michigan
Ametex Fabrics, Inc.                                      Delaware
Aqua Glass Corporation                                   Tennessee
  Aqua Glass West, Inc.                                   Delaware
  Tombigbee Transport Corporation                        Tennessee
Auto-Graph Computer Designing Systems, Inc.               Kentucky
Baldwin Hardware Corporation                             Pennsylvania
  Baldwin Hardware Service Corp.                          Delaware
The Berkline Corporation                                  Delaware
  Berkline Inc.                                            Quebec
Brass-Craft Manufacturing Company                         Michigan
 Brass-Craft Holding Company                              Michigan
   Brass-Craft Canada, Ltd.                                Canada
  Brass-Craft Western Company                              Texas
  Plumbers Quality Tool Mfg. Co., Inc.                    Michigan
  Tempered Products, Inc.                                  Taiwan
  Thomas Mfg. Company Inc. of Thomasville              North Carolina
Brush Creek Ranch II, Inc.                                Missouri
Cal-Style Furniture Mfg. Co.                             California
Composite Products Inc.                                   Delaware

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                                                      Jurisdiction of
                                                       Incorporation
             Name                                     or Organization

Delta Faucet Services International, Inc.                Delaware
Drexel Heritage Furnishings Inc.                         New York
  D-H Retail Space, Inc.                                 Delaware
  Drexel Heritage Advertising, Inc.                      Delaware
  Drexel Heritage Home Inspiration, Inc.                 Delaware
Epic Fine Arts Company                                   Delaware
  Anderson & Co. Fine Arts Inc.                          Michigan
  Beacon Hill Fine Art Corporation                       New York
  Morning Star Gallery, Ltd.                            New Mexico
Fieldstone Cabinetry, Inc.                                 Iowa
  Fieldstone Transportation Company                        Iowa
Flint & Walling Industries, Inc.                         Delaware
Gale Industries, Inc.                                     Florida
Gamco Products Company                                   Delaware
Henredon Furniture Industries, Inc.                   North Carolina
  Henredon Transportation Co.                         North Carolina
Interior Fabric Design, Inc.                             New York
Intro Europe, Inc.                                    North Carolina
  Intro Europe, B.V.                                    Netherlands
KraftMaid Cabinetry, Inc.                                  Ohio
  KraftMaid Trucking, Inc.                                 Ohio
La Barge, Inc.                                           Michigan
Landex, Inc.                                             Michigan
Landex of Wisconsin, Inc.                               Wisconsin
Lexington Furniture Industries, Inc.                 North Carolina
Lineage Home Furnishings, Inc.                           Delaware
  Lineage Services Incorporated                          Delaware
Maitland-Smith, Inc.                                 North Carolina
  Maitland-Smith Asia Holdings Limited                  Vanuatu
    Cebu Agency Limited                                Hong Kong
      Cebu Agency Ltd. - Cebu Branch                  Philippines

                                                      Jurisdiction of
                                                       Incorporation
             Name                                     or Organization

    Design Agency Limited                                Hong Kong
      Design Agency Ltd. - Cebu Branch                  Philippines
    Maitland-Smith Ltd.                                  Hong Kong
    Maitland-Smith Cebu Inc.                            Philippines
    Maitland-Smith Pacific Ltd.                           Vanuatu
    Maitland-Smith Philippines, Inc.                    Philippines
      Mandaue Holdings Incorporated - 40%               Philippines
    P.T. Maitland Smith Indonesia                        Indonesia
    Perabut Bermutu (L) Bhd.                              Lauban
Marbro Lamp Company                                     California
The Marvel Group, Inc.                                   Delaware
Masco Capital Corporation                                Delaware
  Masco Holdings Limited                                 Delaware
Masco Building Products Corp.                            Delaware
  Computerized Security Systems, Inc.                    Michigan
    Computerized Security Systems of Canada, Inc          Canada
     Computerized Security Systems (Asia) Limited          Asia
  Thermador Corporation                                 California
  Weiser Lock Corporation                               California
  Winfield Locks, Inc.                                  California
Masco Corporation of Indiana                             Indiana
  Damixa A/S                                             Denmark
    Damixa AB                                             Sweden
    N.V. Damixa S.A.                                     Belgium
    Mix-A-Mix A/S                                        Denmark
    DAMIXA Armaturen GmbH                                Germany
  Delta Faucet Company of Tennessee                     Delaware
  Delta Faucet of Oklahoma, Inc.                        Delaware
  Hydrotech, Inc.                                       Michigan
    Studio Technico Sviluppo E. Richerche Srl            Italy

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                                                     Jurisdiction of
                                                      Incorporation
             Name                                    or Organization

  Masco Canada Limited                                    Ontario
    3072002 Ontario Limited                               Ontario
  Masco Corporation Limited                            United Kingdom
    Ametex U.K. Limited                                United Kingdom
      Ametex Sarl                                          France
      Herbert Green (Silsden) Ltd.                     United Kingdom
    Berglen Furniture Limited                          United Kingdom
    Berglen Group Limited                              United Kingdom
      Berglen Products Limited                         United Kingdom
      Berglen Distributors Limited                     United Kingdom
    Berglen Associates Limited                         United Kingdom
    Cebu Limited                                       United Kingdom
    Destiny Limited                                     Isle of Man
      Hanhill (Great Britain) Limited                     England
      Ramm Son & Crocker Limited                          England
    Damixa Ltd.                                        United Kingdom
    Kiloheat Limited                                   United Kingdom
    NewTeam Management Services Limited                   Jersey
     NewTeam Electronics Ltd.                          United Kingdom
     NewTeam Export (Jersey) Limited                      Jersey
     NewTeam France SARL                                  France
     NewTeam Ltd.                                      United Kingdom
     NewTeam Plastics Ltd.                             United Kingdom
     Chromeco Ltd.                                     United Kingdom
     Harplace Ltd.                                     United Kingdom
     Showerforce Ltd.                                  United Kingdom
    Maitland-Smith Limited                             United Kingdom
    Weiser (U.K.) Ltd.                                 United Kingdom
  Masco GmbH - 98%                                        Germany
    Alfred Reinecke GmbH & Co. KG                         Germany
    Alma Kuchen Aloys Meyer Gmbh                          Germany

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                                                     Jurisdiction of
                                                      Incorporation
             Name                                    or Organization

    Gebhardt Aktiebolag 90%                               Sweden
    Gebhardt Sarl                                         France
    Gebhardt Ventilatoren Gesellschaft mbh               Austria
    Gebhardt Ventilatoren GmbH & Co.                     Germany
    Gebhardt Ventiladores Srl                             Spain
    Hans Grohe GmbH & Co. KG - 27%                       Germany
    HTH Haustechnische Handelsgesellschaft mbh           Germany
    Hueppe Gesellschaft mbh                              Austria
    Hueppe GmbH & Co.                                    Germany
    Hueppe Sarl                                          France
    Intermart Insaat Malzemeleri Sanayi ve Ticaret AS    Turkey
    Jung-Pumpen GmbH                                     Germany
    Jung-Pumpen Handelsgesellschaft mbh                  Austria
    Teknomar Insaat Malzemeleri Sanayi ve Ticaret AS     Turkey
  Masco Europe, Inc.                                    Delaware
  N.V. Weiser Europe, S.A.                               Belgium
  Rubinetterie Mariani S.A.                               Italy
  Weiser, Inc.                                       British Columbia
Masco de Puerto Rico, Inc.                             Puerto Rico
Masco Home Furnishings, Inc.                          North Carolina
Masco International Sales, Inc.                          Barbados
Masco International Services, Inc.                       Delaware
Masco Services, Inc.                                     Delaware
Mascomex S.A. de C.V.                                     Mexico
Melard Manufacturing Corp.                               Delaware
Merillat Industries, Inc.                                Michigan
  Merillat Corporation                                   Delaware
  Merillat Transportation Company                        Delaware
Morgantown Plastics Company                              Delaware
Outlet Corp.                                             Delaware
Peerless Faucet Sales Corporation                        Delaware

                                                     Jurisdiction of
                                                      Incorporation
             Name                                    or Organization

Ramm, Son & Crocker, Inc.                                New York
Robert Allen Fabrics, Inc.                               Delaware
Robert Allen Fabrics of N.Y., Inc.                       Delaware
Robert Allen Fabrics (Canada) Ltd.                        Canada
Sherle Wagner Accessories, Inc.                          New York
Sherle Wagner International, Inc.                        New York
StarMark, Inc.                                         South Dakota
  SMI Franchising Corp.                                  Delaware
  StarMark of Virginia, Inc.                             Virginia
Sunbury Textile Mills, Inc.                              Delaware
Universal Furniture Limited                              Delaware
  American Furniture Limited                             Hong Kong
  Del Mar Furniture Industries (Singapore) Pte. Ltd.     Singapore
  H.K.T. (Malaysia) Sdn. Bhd.                            Malaysia
  Hong Kong Teakwood Works Limited                       Hong Kong
  Hong Kong Teakwood Works (Singapore) Pte. Ltd.         Singapore
  Hong Kong Teakwood Works (Taiwan) Limited               Taiwan
  Log and Timber Products (Singapore) Pte. Ltd.          Singapore
  Rigel Enterprises Limited (Singapore) Pte. Ltd.        Singapore
  Shin Shin Wood Products Co. Ltd. - 51%                  Taiwan
  Sterling Home Furnishings (Singapore) Pte. Ltd.        Singapore
  Sterling Home Furnishings (Taiwan) Ltd.                 Taiwan
  Swaps Investment Limited                               Hong Kong
  Syarikat Malaysia Wood Industries Sdn. Bhd.            Malaysia
  Teakwood Property Development Ltd.                     Hong Kong
  Teakwood (U.K.) Ltd.                                United Kingdom
    Pilliod (U.K.) Limited                            United Kingdom
    Universal Furniture Industries (U.K.) Ltd.        United Kingdom
  Universal Furniture Industries, Inc.                   Delaware
    Blue Mountain Trucking Corporation                  Mississippi
      Custom Truck Tires, Inc.                          Mississippi

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                                                     Jurisdiction of
                                                      Incorporation
             Name                                    or Organization

  Universal Furniture Industries (Deutschland) GmbH       Germany
  Universal Furniture Industries (Scandinavia) AB         Sweden
  Universal Furniture (Japan) Ltd.                         Japan
  Universal Furniture (Taiwan) Co. Ltd.                   Taiwan
  Universal Furniture (Thailand) Ltd.                     Thailand
  Universal Woodfloor (Europe) AB                          Sweden
    Universal Woodfloor (Europe) GmbH                     Germany
  UFL Management Services Pte. Ltd.                      Singapore
  World Wide Furniture Sales, Inc.                    British Virgin Il
  Xin Jia Po Huan Mei Furniture Ltd.                     Hong Kong
    Chang Chun Universal Flooring Company Ltd 50%         China
    Chang Chun Wood Products Company Limited 50%          China
    Universal Furniture (Tianjin) Co. Ltd. 80%            China
    Universal Veneer (Tianjin) Co. Ltd. 51%               China
    Universal Flooring (Tianjin) Co. Ltd. 80%             China
    Universal Furniture (Guanzhou) Co. Ltd. - 85%         China
    Universal Furniture (Xian) Co. Ltd.                   China
    Universal Furniture (Fuzhou) Co. Ltd.                 China
Vapor Technologies, Inc.                                Delaware
Watkins Manufacturing Corporation                      California
W/C Technology Corporation                               Delaware
Zenith Products Corporation                              Delaware

Directly owned subsidiaries appear at the left hand margin, first tier and second tier subsidiaries are indicated by single and double indentation, respectively, and are listed under the names of their respective parent companies. Unless otherwise indicated, all subsidiaries are wholly-owned. Certain of these companies may also use tradenames or other assumed names in the conduct of their business.